UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 2, 2008 (September 30, 2008)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into A Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT
EX-10.2: WARRANT
EX-10.3: MORTGAGE PURCHASE AGREEMENT

Item 1.01 Entry Into A Material Definitive Agreement.
     On September 30, 2008, Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC, the Company’s external manager (the “Manager”), entered into an amendment (the “Amendment”) to the Management Agreement (the “Management Agreement”) entered into by and between the Company and the Manager on June 27, 2007. Pursuant to the terms of the Amendment, the Base Management Fee (as defined in the Management Agreement) payable to the Manager under the Management Agreement is reduced to a monthly amount equal to 1/12 of 0.875% of the Company’s equity (as defined in the Management Agreement). In addition, pursuant to the terms of the Amendment, the Incentive Fee (as defined in the Management Agreement) payable to the Manager pursuant to the Management Agreement has been eliminated and the Termination Fee (as defined in the Management Agreement) payable to the Manager upon the termination of the Management Agreement shall be equal to the average annual Base Management Fee as earned by the Manager during the immediately preceding two years, but in no event shall the Termination Fee be less than $15.4 million.
     In consideration of the Amendment and for the Manager’s continued and future services to the Company, the Company granted the Manager warrants to purchase 435,000 shares of the Company’s common stock at $17.00 per share (the “Warrant”) under the Manager Equity Plan adopted by the Company on June 21, 2007 (the “Manager Equity Plan”). The Warrant, which is immediately exercisable, expires on September 30, 2018.
     In addition, on September 30, 2008, the Company entered into a Mortgage Purchase Agreement (the “MPA”) with the Manager. Pursuant to the MPA, the Company has the right, but not the obligation, to cause the Manager to purchase its current senior mortgage assets (the “Mortgage Assets”) at their then-current fair market value, as determined by a third party appraiser. However, the MPA provides that in no event shall the Manager be obligated to purchase any Mortgage Asset if (a) the Manager has already purchased Mortgage Assets with an aggregate sale price of $125.0 million pursuant to the MPA or (b) the third-party appraiser determines that the fair market value of such Mortgage Asset is greater than 105% of the then outstanding principal balance of such Mortgage Asset. The Company may exercise its rights under the MPA with respect to any or all of the Mortgage Assets identified in the MPA at any time or from time to time until the MPA expires on September 30, 2009. If and when the Company elects to sell a Mortgage Asset pursuant to the MPA, the Company and the Manager will enter into an assignment agreement substantially in the form of the assignment agreement set forth as Exhibit B to the MPA (each, an “Assignment Agreement”). Pursuant to any such Assignment Agreement, the Company, for a period of twelve months following the closing related to such Assignment Agreement, will have the obligation to indemnify the Manager for, or cure the diminution in value related to, any breach of a representation or warranty with respect to the Mortgage Assets transferred by such Assignment Agreement.
     The summaries of the terms of the Amendment, the Warrant and the MPA are qualified in their entirety by reference to Exhibits 10.1 through 10.3 attached hereto.

Item 3.02 Unregistered Sales of Equity Securities
     On September 30, 2008, the Company granted the Warrant described under Item 1.01 of this Report to the Manager under the Manager Equity Plan as consideration for the Amendment and for the Manager’s continued and future services to the Company. The issuance of the Warrant was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the Warrant, the Manager may purchase up to 435,000 shares of the Company’s common stock at $17.00 per share. The disclosure set forth in Item 1.01 of this Report is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed as part of this Report to the extent described in Item 1.01 and Item 3.02.

Exhibit No.	Description of Document

10.1	Amendment No. 1 to the Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of September 30, 2008

10.2	Warrant to Purchase Common Stock, dated September 30, 2008

10.3	Mortgage Purchase Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of September 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2008

CARE INVESTMENT TRUST INC.
By:	/s/ Frank Plenskofski
	Name:	Frank Plenskofski
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Amendment No. 1 to the Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of September 30, 2008

10.2	Warrant to Purchase Common Stock, dated September 30, 2008

10.3	Mortgage Purchase Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of September 30, 2008

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